                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


          This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of March 28, 1996, by and among MIDDLEBY MARSHALL INC., a Delaware corporation having its principal place of business and chief executive office at 1400 Toastmaster Drive, Elgin, Illinois 60127 ("MMI"), ASBURY ASSOCIATES, INC., a Florida corporation having its chief executive office at 10340 USA Today Way, Miramar, Florida 33025 ("AAI"), VICTORY REFRIGERATION COMPANY, a Delaware corporation having an office at 1400 Toastmaster Drive, Elgin, Illinois 60127 ("Victory"), VICTORY INTERNATIONAL, INC., a Delaware corporation having an office at 1400 Toastmaster Drive, Elgin, Illinois 60127 ("Victory International"), the lenders who are or who may from time to time become signatories hereto ("Lenders"), and SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation having an office at One South Wacker Drive, Chicago, Illinois 60606 ("SBCC"), as agent for the Lenders hereunder (SBCC, in such capacity, being "Agent"). MMI, AAI, Victory and Victory International are sometimes hereinafter collectively referred to as "Borrowers" and individually as a "Borrower".


                                R E C I T A L S:

          A. MMI, AAI, Lenders and Agent are party to that certain Loan and Security Agreement dated as of January 9, 1995 (the "Loan Agreement") which, as amended, provides for a total credit facility of up to $42,500,000 in the form of a revolving line of credit, a term loan, a capital expenditure loan and a commitment to issue letters of credit. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

          B. MMI and AAI desire to take the following actions: (i) transfer the assets of the Victory Refrigeration Plant owned and operated by MMI (the "Victory Reorganization") to Victory which is a newly created wholly-owned subsidiary of Victory International which is a newly created wholly-owned subsidiary of MMI, (ii) the reorganization of the ownership of MMI's Philippine operations (the "Philippine Reorganization"), (iii) the qualification of MMI in the State of Florida under the assumed name of "Middleby Factory Service Company" (the "Factory Service Tradename Change"), (iv) the possible organization of a Japanese subsidiary corporation of MMI under Japanese law (the "Japan Subsidiary") which will act as a distributor of MMI products in Japan, not less than 51% of the stock of such Japan Subsidiary to be owned by MMI (the "Japanese Distribution Change"), and (v) the possible organization of a Taiwanese subsidiary corporation of MMI under Taiwanese law (the "Taiwanese Subsidiary") which will act as a distributor of MMI products in Taiwan, not less than 80% of the stock of such Taiwanese Subsidiary to be owned by MMI (the "Taiwanese Distribution Change"). The Victory Reorganization, the Philippine Reorganization, the Factory Service Tradename Change, the Japanese Distribution Change and the Taiwanese Distribution Change are hereinafter collectively referred to as the "1996 Changes".

          C. MMI, AAI, Lenders and Agent desire to amend and modify certain provisions of the Loan Agreement. Upon the date on which each of the conditions set forth in Section 2 of this Amendment have been satisfied, all such amendments shall be deemed effective as of December 31, 1995 (the "Effective Date").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

          SECTION 1. AMENDMENT TO THE LOAN AGREEMENT. MMI, AAI, Lenders and Agent agree that the Loan Agreement is, as of the Effective Date, amended as follows:

          1.1 The preamble to the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               THIS LOAN AND SECURITY AGREEMENT is made this 9th day of January, 1995 by and among MIDDLEBY MARSHALL INC., a Delaware corporation ("MMI"), having its chief executive office at 1400 Toastmaster Drive, Elgin, Illinois 60127, ASBURY ASSOCIATES, INC., a Florida corporation ("AAI") having its chief executive office at 10340 USA Today Way, Miramar, Florida 33025, VICTORY REFRIGERATION COMPANY, a Delaware corporation ("Victory") having an office at 1400 Toastmaster Drive, Elgin, Illinois 60127, VICTORY INTERNATIONAL, INC., a Delaware corporation ("Victory International") having an office at 1400 Toastmaster Drive, Elgin, Illinois 61027, the Lenders who are or who may from time to time become signatories hereto ("Lenders"), and SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation having an office at One South Wacker Drive, Chicago, Illinois 60606 ("SBCC"), as agent for the Lenders hereunder (SBCC, in such capacity, being "Agent"). MMI, AAI, Victory and Victory International are sometimes hereafter collectively referred to as "Borrowers" and individually as a "Borrower".

          1.2 Section 1.1 is hereby amended by deleting the definition "Guarantor" in its entirety and replacing it with the following:

               GUARANTOR - Middleby Philippines Corporation, a Republic of the Philippines corporation.

          1.3 Section 9.2(L) is hereby amended by deleting such section in its entirety and replacing it with the following:

                    (L) SUBSIDIARIES - Hereafter create any Subsidiary or divest themselves of any material assets by transferring them to any Subsidiary of either Borrower, except as otherwise permitted herein; provided, however, that MMI may create (i) a Delaware subsidiary named Victory International, Inc., which may in turn create a Delaware subsidiary named Victory Refrigeration Company and certain assets owned by MMI and located in New Jersey as of December 31, 1995 may be transferred from MMI to Victory Refrigeration Company, (ii) a Taiwanese Subsidiary so long as the shares of such Taiwanese Subsidiary owned by MMI are pledged to the Agent, (iii) a Philippines Subsidiary named the Middleby Philippines Corporation so long as the shares of Middleby Philippines Corporation owned by MMI are pledged to the Agent, and (iv) a Japan Subsidiary so long as the shares of such Japan Subsidiary owned by MMI are pledged to the Agent.

          1.4 EXHIBIT D to the Loan Agreement is hereby amended by adding to Exhibit D(1) the following:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 NAME OF OPERATION     LOCATION ADDRESS                   TYPE

- --------------------------------------------------------------------------------
 Middleby Factory      6306 Benjamin Road                 Leased Sales
 Service Company       Suite 612                          Office/Warehousing
                       Tampa, Florida  33634              Administrative

                       757 S. Kirkman Road
                       Orlando, Florida  32811

                       2918 NW 28th Street
                       Lauderdale Lakes, Florida  33311

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          1.5 EXHIBIT G to the Loan Agreement is hereby amended by adding to Exhibit G(2) the following:

               Middleby Factory Service Company

          1.6 Victory and Victory International will become Borrowers under the Loan Agreement and the Loan Documents and each reference to Borrowers therein will be a reference to MMI, AAI, Victory and Victory International.

          SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. The amendments to the Loan Agreement embodied in this Amendment shall not be effective (in which case such agreement shall remain in full force and effect unamended by this Amendment) unless and until the following conditions precedent have been satisfied:

          (a)  this Amendment shall have been executed by the parties hereto;

          (b) an opinion of D'Ancona & Pflaum, counsel to the Borrowers, to the effect that: (A) this Amendment has been duly authorized by all necessary corporate action on the part of the Borrowers, has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding contract of the Borrowers enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); (B) no approval, consent or withholding of objection on the part of, or filing or regulation or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of this Amendment or any other agreements being delivered by the Borrowers in connection with the 1996 Changes; (C) the execution, delivery and performance by the Borrowers of this Amendment or any other agreement being delivered in connection with the 1996 Changes do not conflict with or result in the breach of any of the provisions of, or constitute a default under or result in the breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any property of the Borrowers pursuant to the Articles of Incorporation or By-laws of the Borrowers or any agreement, license or other instrument known to such counsel to which any of the Borrowers is a party or by which any of such Borrowers may be bound; and such opinion shall cover such other matters relating to this Amendment and the 1996 Changes as the Lenders may reasonably request;

          (c) The Borrowers shall have entered into amendments to the Intangible Term Loan Documents in connection with the 1996 Changes;

          (d) The First Amendment to the Intercreditor Agreement in the form of EXHIBIT A hereto shall have been executed and delivered by the parties thereto;

          (e) With respect to the Victory Reorganization, those contracts, agreements, certificates and other documents described in Section 3 hereof, each of which will be in form and substance satisfactory to the Agent, shall have been delivered;

          (f) With respect to the Philippine Reorganization, those contracts, agreements, certificates and other documents described in Section 4 hereof, each of which will be in form and substance satisfactory to the Agent, shall have been delivered; and

          (g) The Parent shall have delivered its consent to the 1996 Changes and reaffirmed its obligations under the Support Agreement, by its execution and delivery of the Parent Support Letter in the form of EXHIBIT B hereto.

          SECTION 3. VICTORY COMPANY REORGANIZATION. Prior to or simultaneously with the execution and delivery of this Amendment, the Borrowers shall have delivered the following:

          (a) a Stock Pledge Agreement between Victory International, as pledgor and debtor, and the First Security Bank of Utah, National Association (the "Security Trustee"), as pledgee and secured party, in the form of EXHIBIT C hereto, providing for the pledge and grant of a first and perfected security interest in all the capital stock of Victory owned by Victory International (the "Victory Stock Pledge Agreement"), as additional security for the payment of the Obligations and the performance of the obligations of the Borrowers under the Loan Agreement;

          (b) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in the form of EXHIBIT D hereto, providing for a pledge and grant of a first and perfected security interest in all the capital stock of Victory

International owned by MMI (the "Victory International Stock Pledge Agreement"), as additional security for the payment of the Obligations and the performance of the obligations of the Borrowers under the Loan Agreement;

          (c) UCC-1 financing statements (and/or other financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as deemed necessary by the Agent and their counsel in order to perfect the Lien and security interest granted or conveyed thereby;

          (d) a Mortgage Assumption Agreement delivered by Victory (the "Victory Assumption of Mortgage") with respect to the First Mortgage executed and delivered by MMI on the initial Closing Date with respect to those properties of MMI then located in the State of New Jersey; and

          (e) such documents and evidence with respect to Victory as the Lenders may reasonably request in order to establish the existence and good standing of Victory and the authorization of the transactions contemplated by the Victory Reorganization and this Amendment.

          SECTION 4. PHILIPPINE REORGANIZATION. Prior to or simultaneously with the execution and delivery of this Amendment, the Borrowers shall have delivered, or shall have caused FAB-Asia, Inc., a Philippine corporation ("FAB-Asia"), or Middleby Philippine Corporation, a Philippine corporation ("MPC"), to deliver, the following:

          (a)  representations by the Borrowers to the following effect:

               (i) MMI owns or controls either directly or indirectly not less than 80% of the capital stock (and any securities convertible at any time and from time to time into capital stock) of FAB-Asia;

               (ii) MMI owns or controls either directly or indirectly not less than 80% of all of the issued and outstanding capital stock (and any securities convertible at any time and from time to time into capital stock) of MPC;

               (iii) FAB-Asia is a holding company whose principal function is to hold title to the land on which a new manufacturing facility is being built for the MMI operation in the Philippines;

               (iv) FAB-Asia will lease the land upon which the manufacturing operations are located to MPC;

               (v) MPC has substantially completed construction of the new manufacturing facility located on the land it has leased from FAB-Asia;

               (vi) FAB-Asia has transferred all of its assets (other than (A) the land on which the manufacturing facility is located, (B) certain equipment having a value of $160,000 which equipment FAB-Asia has agreed to transfer to MPC not later than July 1, 1996 and (C) non-transferable tax credits, withholding taxes and organizational costs of $90,000) to MPC;

               (vii) PCI Bank has consented to the assumption by MPC of FAB-Asia's existing mortgage loan from PCI Bank and the documentation between PCI Bank, MPC and FAB-Asia provides that MPC shall be the borrower thereunder; no additional approval, consent, or withholding of objection from PCI Bank or any other Person is necessary to confirm that the credit line between PCI Bank and FAB-Asia is available at all times to MPC;

               (viii) MPC is authorized to guaranty all outstanding indebtedness of the Borrowers; and

               (ix) The Philippine Board of Investments has approved the eligibility of MPC for certain tax incentives effective September 12, 1995.

          (b) a Subsidiary Guaranty from MPC (the "MPC Guaranty") in form and substance satisfactory to the Agent in the form of EXHIBIT E hereto;

          (c) such documents and evidence with respect to MPC and FAB-Asia as the Agent shall have requested in order to establish the existence and good standing of MPC and FAB-Asia, respectively;

          (d) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in the form of EXHIBIT D hereto providing for the pledge and grant of a first and perfected security interest in all the capital stock of MPC owned by MMI (the "MPC Stock Pledge Agreement"), as additional security for the payment of the Obligations and the performance of the obligations of the Borrowers under the Loan Agreement;

          (e) certain security documents requested by Agent (and/or financing statements or similar notices thereof, if and to the extent permitted or required by applicable law) shall have been recorded to filed for record in such public offices as may be deemed necessary or appropriate by the Agent in order to perfect the lien and security interest granted or conveyed thereby (the "MPC Security Documents"); and

          (f) a copy of the consent of the Philippine Board of Investments as described in Section 4(a)(ix) hereof.

          SECTION 5.  TAIWANESE DISTRIBUTION CHANGES.

          In the event that Borrowers decide to organize the Taiwanese Subsidiary, the Borrowers shall deliver or shall cause the Taiwanese Subsidiary to deliver, the following:

          (a)  representations by the Borrowers to the following effect:

               (i) MMI owns and controls either directly or indirectly not less than 80% of the capital stock (and any securities convertible at any time and from time to time into capital stock) of the Taiwanese Subsidiary;

               (ii) MMI has capitalized the Taiwanese Subsidiary in an amount not to exceed U.S. $200,000; and

               (iii) Taiwanese Subsidiary is authorized to guarantee all outstanding indebtedness of the Borrowers, including the Obligations;

          (b) such documents and evidence with respect to the Taiwanese Subsidiary as Agent shall have requested in order to establish the existence and good standing of the Taiwanese Subsidiary;

          (c) a Subsidiary Guaranty from Taiwanese Subsidiary (the "Taiwanese Subsidiary Guaranty") in form and substance satisfactory to the Agent; and

          (d) a Stock Pledge Agreement between MMI, as pledgor and debtor, and Security Trustee, as pledgee and secured party, in a form satisfactory to Agent, providing for the pledge and grant of a first and perfected security interest in all the capital stock of Taiwanese Subsidiary (the "Taiwanese Subsidiary Stock Pledge Agreement") held by MMI, as additional security for the payment of the Obligations and the performance of the obligations of the Borrowers under the Loan Agreement.

          SECTION 6.  JAPANESE DISTRIBUTION CHANGES.

          In the event that Borrowers decide to organize the Japanese Subsidiary, the Borrowers shall deliver or shall cause Japanese Subsidiary to deliver, the following:

          (a)  a representation by the Borrowers to the following effect:

               (i) MMI owns and controls either directly or indirectly not less than 51% of the capital stock (and any securities convertible at any time and from time to time into capital stock) of Japanese Subsidiary;

               (ii) MMI has capitalized Japanese Subsidiary in an amount not to exceed U.S. $800,000; and

               (iii) Japanese Subsidiary is authorized to guaranty all outstanding indebtedness of the Borrowers, including the Obligations;

          (b) such documents and evidence with respect to Japanese Subsidiary as the Agent shall have requested in order to establish the existence and good standing of Japanese Subsidiary;

          (c) a Subsidiary Guaranty from Japanese Subsidiary (the "Japanese Subsidiary Guaranty") in form and substance satisfactory to the Agent; and

          (d) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in a form acceptable to Agent providing for the pledge and grant of a first and perfected security interest in all the capital stock of Japanese Subsidiary (the "Japanese Subsidiary Stock Pledge Agreement") held by MMI, as additional security for the payment of the Obligations and performance of the obligations of the Borrowers under the Loan Agreement.

          SECTION 7. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Each Borrower represents and warrants that:

          (a) the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary corporate action or any other necessary action on their respective parts;

          (b) this Amendment has been duly executed and delivered by each Borrower;

          (c) this Amendment and the Loan Agreement are and will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

          (d) the representations, warranties and covenants contained in Sections 5, 6, 7, 8 and 9 of the Loan Agreement are true and correct in all material respects on and as of the Effective Date as if made on such date;

          (e) no Default or Event of Default under the Loan Agreement has occurred and is continuing; and

          (f) since November 30, 1995 there has been no material adverse change in the business, financial or other conditions of any Borrower, or in the collateral securing the Obligations or in the prospects of any Borrower.

          SECTION 8.  REFERENCE TO AND EFFECT ON LOAN AGREEMENT.

          (a) On and after the Effective Date, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to any of such agreements in any of the other documents delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended above, the Loan Agreement and the Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          (c) Notwithstanding this Amendment, Lender is not in any way obligated to further modify, extend or amend any Loan Documents or to forebear or forestall any collection efforts or other remedies it may have under the Loan Documents or at law.

          (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the Loan Documents.

          SECTION 9. COLLATERAL DOCUMENTS. Each Borrower has heretofore executed and delivered to the Lender certain Loan Documents and each Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Loan Documents remain in full force and effect and the rights and remedies of the Lender thereunder, the obligations of each Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for in the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

          SECTION 10. EXPENSES. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including the fees and expenses of counsel for the Lender.

          SECTION 11. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 12. GOVERNING LAW. This Amendment shall be governed and construed with reference to the laws of the State of Illinois, without regard to principles of conflicts of law.

          SECTION 13. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          IN WITNESS WHEREOF, this Amendment has been duly executed in Chicago, Illinois, on the day and year specified at the beginning hereof.

BORROWERS:

MIDDLEBY MARSHALL INC.                  VICTORY REFRIGERATION COMPANY


By:                                     By:
   ---------------------------------       -------------------------------------
Its:                                    By:
    --------------------------------       -------------------------------------

ASBURY ASSOCIATES, INC.                 VICTORY INTERNATIONAL, INC.


By:                                     By:
   ---------------------------------       -------------------------------------
Its:                                    Its:
    --------------------------------        ------------------------------------

SANWA BUSINESS CREDIT                   THE CIT GROUP/BUSINESS CREDIT
CORPORATION, as Agent and Lender        INC., as Lender


By:                                     By:
   ---------------------------------       -------------------------------------
Its:                                    Its:
    --------------------------------        ------------------------------------